UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2025

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE
7.00% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	GPMTPrA	NYSE
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 12, 2025, Granite Point Mortgage Trust Inc. (the “Company”) entered into a written trading plan (the “Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934. The Company implemented the Plan in connection with its previously announced share repurchase program, under which 3,886,461 shares of the Company’s common stock remain available for repurchase.  The Plan allows the Company to repurchase up to 1,250,000 shares of its common stock (the “Repurchase Limit”) commencing on May 13, 2025, and ending on the earlier of the date on which the Repurchase Limit is reached, market close on July 7, 2025, or other events specified in the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: May 12, 2025